EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement (the “Registration Statement”) of MFS Series Trust IV (the “Trust”) (File Nos. 2-54607 and 811-2594), of my opinion dated December 28, 2022, appearing in Post-Effective Amendment No. 81 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 28, 2022.

 AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

December 26, 2024